Exhibit 99.1

NOTICE TO READER
As of March 31, 2016, Klondex Mines Ltd. ("Klondex") determined that it no longer qualified as a "foreign private issuer" as such term is defined in Rule 405 under the Securities Act of 1933, which means that Klondex, as of January 1, 2017, has been required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934 applicable to U.S. domestic issuers, such as Forms 10-K, 10-Q and 8-K, rather than the forms the Company has filed with the Securities and Exchange Commission ("SEC") in the past as a foreign private issuer, such as Forms 20-F and 6-K.
Klondex is accordingly now required to prepare its financial statements filed with the SEC in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). As required pursuant to section 4.3(4) of National Instrument 51-102 - Continuous Disclosure Obligations, Klondex must restate its interim financial reports for the fiscal year ended December 31, 2016 in accordance with U.S. GAAP, such interim financial reports having previously been prepared in accordance with the International Financial Reporting Standards.
The attached condensed consolidated financial statements (unaudited) for the three months ended March 31, 2016 have been prepared in accordance with U.S. GAAP.

Condensed Consolidated Interim Financial Statements
(Unaudited)

Three Months Ended March 31, 2016
US GAAP

KLONDEX MINES LTD. CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS (US dollars in thousands) (Unaudited)

	Note	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents		$30,854	$59,097
Trade receivables		75	37
Inventories	4	16,419	16,070
Prepaid expenses and other	5	12,628	7,055
Derivative assets	9	679	1,466
Total current assets		60,655	83,725
Mineral properties, plant and equipment, net	6	129,089	86,582
Derivative assets	9	1,295	4,048
Restricted cash		12,078	12,078
Deferred tax assets		16,392	16,390
Revolver issuance costs	7	812	—
Total assets		$220,321	$202,823
Liabilities
Current liabilities
Accounts payable		$15,071	$12,635
Accrued compensation and benefits		2,845	2,508
Derivative liabilities	9	1,653	1,176
Debt	7	11,237	6,930
Income taxes payable		15	15
Total current liabilities		30,821	23,264
Derivative liabilities	9	1,511	1,599
Debt	7	23,993	18,887
Asset retirement obligations	8	14,606	12,387
Deferred tax liabilities		3,811	3,580
Total liabilities		74,742	59,717
Shareholders' Equity
Unlimited common shares authorized, no par value; 141,208,663 and 139,440,413 issued and outstanding at March, 31, 2016 and December 31, 2015, respectively		—	—
Additional paid-in capital		228,503	225,763
Accumulated deficit		(63,243)	(56,580)
Accumulated other comprehensive loss		(19,681)	(26,077)
Total shareholders' equity		145,579	143,106
Total liabilities and shareholders' equity		$220,321	$202,823

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

KLONDEX MINES LTD. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF (LOSS) INCOME (US dollars in thousands) (Unaudited)

		Three months ended March 31,
	Note	2016	2015
Revenues		$36,441	$37,924
Cost of sales
Production costs		20,331	21,641
Depreciation and depletion		5,803	5,204
		10,307	11,079
Other operating expenses
General and administrative		3,418	2,556
Exploration		1,612	3,157
Development and projects costs		766	—
Asset retirement and accretion		247	212
Business acquisition costs	3	709	—
Income from operations		3,555	5,154
Other income (expense)
(Loss) gain on derivatives, net	9	(5,644)	376
Interest expense, net	7	(1,387)	(2,040)
Foreign currency gain, net		(2,554)	7,293
Interest income and other, net		51	(185)
Income before tax		(5,979)	10,598
Income tax (expense)/benefit	13	(684)	(1,108)
Net (loss) income		$(6,663)	$9,490

Net (loss) income per share
Basic	14	$(0.05)	$0.07
Diluted	14	$(0.05)	$0.07

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

KLONDEX MINES LTD. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (US dollars in thousands) (Unaudited)

	Three months ended March 31,
	2016	2015
Net (loss) income	$(6,663)	$9,490
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments, net of tax (expense) benefits of ($2,247) and $2,477 for the three months ended March 31, 2016 and 2015, respectively	6,396	(7,049)
Comprehensive (loss) income	$(267)	$2,441

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

KLONDEX MINES LTD. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (US dollars in thousands) (Unaudited)

		Three months ended March 31,
	Note	2016	2015
Operating activities
Net (loss) income		$(6,663)	$9,490
Significant items not involving cash
Depreciation and depletion		5,749	4,860
Asset retirement and accretion		247	212
Derivative fair value adjustments		4,078	(837)
Foreign exchange, net		2,156	(5,846)
Deferred tax expense (benefit)		229	265
Share-based compensation	12	455	612
Deliveries under Gold Purchase Agreement(1)	7	(1,238)	(1,009)
		5,013	7,747
Changes in non-cash working capital
Trade receivables		(38)	—
Inventories		(825)	633
Prepaid expenses and other		(5,164)	(2,655)
Accounts payable		2,319	183
Accrued compensation and benefits		335	(598)
Income taxes payable		—	(303)
Net cash provided by operating activities		1,640	5,007
Investing activities
Expenditures on mineral properties, plant and equipment		(11,929)	(5,835)
Change in restricted cash, net		—	298
Cash paid for acquisitions	3	(20,000)	—
Net cash used in investing activities		(31,929)	(5,537)
Financing activities
Issuance of share capital, net of costs		2,286	1,090
Repayment of capital lease obligations	7	(127)	—
Payment of debt issuance costs	7	(768)	—
Repayment of principal on senior notes(2)		—	(806)
Net cash provided by financing activities		1,391	284
Effect of foreign exchange on cash balances		655	(1,988)
Net (decrease) increase in cash		(28,243)	(2,234)
Cash, beginning of period		59,097	45,488
Cash, end of period		$30,854	$43,254
(1) Represents Revenue less Interest Expense attributable to the Gold Purchase Agreement.
(2) Repaid in full during the third quarter of 2015.
See Note 17. Supplemental cash flow information for additional details.

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

KLONDEX MINES LTD. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF SHAREHOLDERS' EQUITY (US dollars in thousands, except shares) (Unaudited)

	Note	Common shares	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance at December 31, 2015		139,440,413	$225,763	$(56,580)	$(26,077)	$143,106
Share-based compensation expense		—	455	—	—	455
Option exercises		1,708,283	2,140	—	—	2,140
Warrant exercises		122,466	145	—	—	145
Common share awards forfeited		(62,499)	—	—	—	—
Net loss		—	—	(6,663)	—	(6,663)
Foreign currency translation adjustments		—	—	—	6,396	6,396
Balance at March 31, 2016		141,208,663	$228,503	$(63,243)	$(19,681)	$145,579

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Klondex Mines Ltd.
Notes to Condensed Consolidated Interim Financial Statements
1. Basis of presentation
Klondex Mines Ltd. (the "Company" or "Klondex") is a gold and silver mining company focused on mining, exploration, development, and production in a safe, environmentally-responsible, and cost-effective manner. The Company was incorporated on August 25, 1971 under the laws of British Columbia, Canada. Gold and silver sales represent 100% of the Company's revenues and the market prices of gold and silver significantly impact its financial position, operating results, and cash flows. The Company principally operates in Nevada, USA and Manitoba, Canada.
Basis of presentation
The Company's unaudited Condensed Consolidated Interim Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). All amounts are expressed and presented in thousands of United States dollars (unless otherwise noted) and references to "CDN$" refer to Canadian dollars.
Certain information and footnote disclosure required by US GAAP for complete annual financial statements have been omitted. Therefore, these unaudited Condensed Consolidated Interim Financial Statements should be read in conjunction with the Company's audited Consolidated Financial Statements for the years ended December 31, 2016 and 2015, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the United States Securities and Exchange Commission ("SEC").
Transition from IFRS to US GAAP
In previous years, the Company prepared its financial statements in accordance with International Financial Reporting Standards ("IFRS") as permitted by securities regulators in Canada, as well as in the United States under the status of a Foreign Private Issuer as defined by the SEC. At the end of the second quarter of 2016, the Company determined that it no longer qualified as a Foreign Private Issuer under the SEC rules. As a result, beginning January 1, 2017, among other things, the Company is required to: (1) report to the SEC on domestic forms and comply with domestic company rules in the United States and (2) prepare its Consolidated Financial Statements included in the Company's Annual Report on Form 10-K in accordance with US GAAP, which requires the retrospective application of such accounting principles to the Company's records since inception. Due to differences in accounting treatments between IFRS and US GAAP, amounts historically reported for the Company's financial position, operating results, and cash flows under IFRS changed from those which are currently reported under US GAAP. In conjunction with the transition, the Company is refiling the interim financial information included herein to comply with Canadian securities regulations.
Principles of consolidation
The unaudited Condensed Consolidated Interim Financial Statements include the accounts of Klondex Mines Ltd. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.
Use of estimates
The preparation of the unaudited Condensed Consolidated Interim Financial Statements requires management to make assumptions, estimates, and judgments that affect the amounts reported in these unaudited Condensed Consolidated Financial Statements and accompanying notes. In the opinion of management, these unaudited Condensed Consolidated Interim Financial Statements reflect all adjustments, consisting of normal and recurring adjustments, which are necessary to present fairly, in all material respects, the Company's financial position, operating results, and cash flows. The Company bases its estimates on historical experience and various assumptions that are believed to be reasonable at the time the estimate was made. Accordingly, actual results may differ from amounts estimated in these unaudited Condensed Consolidated Interim Financial Statements and such differences could be material. The amounts presented in these unaudited Condensed Consolidated Interim Financial Statements are not necessarily indicative of the results that may be expected for future years.
Significant accounting policies
There have been no changes to the Company's significant accounting policies as described in the Company's audited Consolidated Financial Statements for the years ended December 31, 2016 and 2015, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.
2. Recent accounting pronouncements
Recently adopted
In April 2015, the Financial Accounting Standards Board ("FASB") issued ASU No. 2015-03, "Interest - Imputation of Interest - Simplifying the Presentation of Debt Issuance Costs." ASU No. 2015-03 simplifies the presentation of debt issuance costs and requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, which is consistent with the treatment of debt discounts. ASU No. 2015-03 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2015, which for the Company meant the first quarter of the year ending December 31, 2016. In August 2015, the FASB issued ASU No. 2015-15, "Interest - Imputation of Interest", which allows for debt issuance costs associated with line-of-credit arrangements to be presented as an asset with the debt issuance costs being amortized ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit. The Company has adopted ASU No. 2015-03 and ASU No. 2015-15, which other than presentation and disclosure changes, did not have a material impact on its unaudited Condensed Consolidated Interim Financial Statements.
In September 2015, the FASB issued ASU No. 2015-16, "Simplifying the Accounting for Measurement-Period Adjustments." ASU No. 2015-16 requires that an acquirer recognize adjustments to provisional amounts identified during the measurement-period in the reporting period in which the adjustments are determined. This eliminates the requirement for an acquirer to retrospectively adjust financial statements for measurement-period adjustments determined in periods after a business combination is consummated. ASU No. 2015-16 was effective for fiscal years, including interim periods within those years, beginning after December 15, 2015, which for the Company meant the first quarter of the year ending December 31, 2016. The Company has adopted ASU No. 2015-16, which other than presentation and disclosure changes, did not have a material impact on its unaudited Condensed Consolidated Interim Financial Statements.
In November 2015, the FASB issued ASU No. 2015-17 "Balance Sheet Classification of Deferred Taxes". ASU No. 2015-17 requires entities with classified balance sheets to report deferred tax assets and deferred tax liabilities as non-current. ASU No. 2015-17 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, which for the Company means the first quarter of the year ending December 31, 2017. The Company has early adopted ASU No. 2015-17, which other than presentation and disclosure changes, did not have a material impact on its unaudited Condensed Consolidated Interim Financial Statements.
Recently issued
In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, which has been amended several times. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures surrounding revenue recognition. ASU No. 2014-09 is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2017, which for the Company means the first quarter of the year ending December 31, 2018. The Company has evaluated the impacts of ASU No. 2014-09 and does not expect it will have a material impact on its unaudited Condensed Consolidated Interim Financial Statements.
In February 2016, the FASB issued ASU No. 2016-02, "Leases." ASU No. 2016-02 requires lessees to recognize assets and liabilities on the balance sheet for the rights and obligations resulting from leases. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019 and for interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact that ASU No. 2016-02 will have on its unaudited Condensed Consolidated Interim Financial Statements.
In March 2016, the FASB issued ASU No. 2016-09, "Compensation - Stock Compensation - Improvements to Employee Share-Based Payment Accounting." ASU No. 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, an accounting policy election for forfeitures, and classification on the statement of cash flows. ASU No. 2016-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, which for the Company means the first quarter of the year ending December 31, 2017. The Company is currently evaluating the impact that ASU No. 2016-09 will have on its unaudited Condensed Consolidated Interim Financial Statements.
3. Business combinations
True North acquisition
On January 22, 2016, the Company acquired the True North (formerly known as Rice Lake) mine and mill complex located near Bissett, Manitoba, Canada for $32.0 million (the "True North Acquisition"), which was carried out pursuant to the terms of an asset purchase agreement dated December 16, 2015 among Klondex Mines Ltd., its wholly-owned subsidiary, Klondex Canada Ltd. ("Klondex Canada") and the vendor, 7097914 Manitoba Ltd. (formerly Shoreline Gold Inc.). The purchase price of $32.0 million was satisfied by $20.0 million in cash paid at closing and $12.0 million in deferred payments in the form of a promissory note to the vendor with an annual interest rate of 4.0% (the "Promissory Note") (see Note 7. Debt).
The Company accounted for the True North Acquisition as a business combination and allocated the purchase consideration transferred to the fair value of identifiable assets and liabilities acquired, as shown below (in thousands):

Purchase consideration:	Note	Amount
Cash		$20,000
Promissory note(1)	7	11,100
		$31,100
Assets and liabilities acquired:
Mineral properties		$15,721
Facilities and equipment		16,870
Prepaid expenses and other		302
Asset retirement obligation	8	(1,793)
		$31,100
(1) The fair value of the $12.0 million Promissory Note (purchase consideration) was calculated at $11.1 million, resulting in a $0.9 million issuance discount.
4. Inventories
The following table provides the components of Inventories (in thousands):

	March 31, 2016	December 31, 2015
Supplies	$4,174	$3,290
Production related inventories:
Stockpiles	5,105	5,745
In-process	5,372	3,826
Doré finished goods	1,768	3,209
	$16,419	$16,070
As of March 31, 2016 and December 31, 2015, the Company's stockpiles, in-process, and doré finished goods inventories included approximately $1.3 million and $1.8 million, respectively, of capitalized non-cash depreciation and depletion costs.
5. Prepaid expenses and other
The following table provides the components of Prepaid expenses and other (in thousands):

	March 31, 2016	December 31, 2015
Prepaid taxes	$6,534	$5,085
Prepaid claim maintenance and land holding costs	332	589
Prepaid insurance	1,166	389
Utilities, rent, and service deposits	625	—
Metal trading deposit	1,288	—
Other	2,683	992
	$12,628	$7,055

6. Mineral properties, plant and equipment, net
The following table provides the components of Mineral properties, plant and equipment, net (in thousands):

	March 31, 2016	December 31, 2015
Mineral properties	$57,181	$27,444
Facilities and equipment	72,821	57,439
Mine development	24,262	24,241
Land	3,220	2,253
Asset retirement cost assets(1)	1,551	1,551
Construction in progress	7,306	5,632
	166,341	118,560
Less: accumulated depreciation and depletion	(37,252)	(31,978)
	$129,089	$86,582
(1)Asset retirement cost assets relate to increases in asset retirement obligations at sites with proven and probable reserves.
Facilities and equipment included $1.4 million at March 31, 2016 and December 31, 2015 for the gross amount of mobile mine equipment acquired under capital lease obligations. Accumulated depreciation on such mobile mine equipment totaled $0.1 million and nil at March 31, 2016 and December 31, 2015, respectively.
7. Debt
The following table summarizes the components of Debt (in thousands):

	March 31, 2016	December 31, 2015
Debt, current:
Gold Purchase Agreement	$6,925	$6,490
Promissory Note	4,000	—
Capital lease obligations	312	440
	$11,237	$6,930
Debt, non-current:
Gold Purchase Agreement	$16,009	$17,958
Promissory Note	7,052	—
Capital lease obligations	932	929
	$23,993	$18,887
The following table summarizes the components of Interest expense, net (in thousands):

	Three months ended March 31,
	2016	2015
Gold Purchase Agreement	$1,126	$1,281
Promissory Note	180	—
Capital lease obligations	17	—
Senior Notes	—	757
Other	64	2
	$1,387	$2,040
Revolver
On March 23, 2016, the Company, as borrower, entered into a $25.0 million secured revolving facility agreement (the "Revolver") with Investec Bank PLC ("Investec"), as lender and security agent. Borrowings under the Revolver bear interest per annum at LIBOR plus Margin plus Risk Premium, as such terms are defined in the Revolver. Margin is determined by the Company's Gearing Ratio (a measure of debt to EBITDA) and ranges from 2.75%-4.00% per annum and the Risk Premium is 0.35% per annum, until the Gold

Purchase Agreement balance is less than $10.0 million, at which time the Risk Premium is no longer applicable (as such terms are defined in the Revolver). Revolver borrowings may be utilized by the Company for working capital requirements, general corporate purposes, and capital investments and expenditures. The Revolver's maturity date is March 23, 2018, unless otherwise extended by the Company and Investec, and is secured by all of the Company's assets on a pari passu basis with the Gold Purchase Agreement. During the three months ended March 31, 2016, the Company did not draw any funds from the Revolver.
The Company incurred Revolver issuance costs of $0.8 million which, as of March 31, 2016, were classified as a non-current asset as no corresponding borrowing liability existed to net such capitalized costs against. Revolver issuance costs are amortized on a straight-line basis over the terms of the Revolver.
Gold Purchase Agreement
The Company's February 2014 gold purchase agreement with a subsidiary of Franco-Nevada Corporation (the "Gold Purchase Agreement") requires physical gold deliveries to be made at the end of each month, each of which reduces the Gold Purchase Agreement balance and accrued interest. The repayment amortization schedule was established on the transaction date and incorporates then current forward gold prices (ranging from $1,290 to $1,388) and an effective interest rate of approximately 18.3%. Gold deliveries will cease on December 31, 2018 following the delivery of 38,250 gold ounces. The Gold Purchase Agreement is secured by all the Company's assets on a pari passu basis with the Revolver but is subordinated to the Secured Promissory Note with respect to the True North acquisition assets.
During the three months ended March 31, 2016, the Company delivered 2,000 gold ounces under the Gold Purchase Agreement. The Company is required to deliver 2,000 gold ounces per quarter (8,000 gold ounces per year) during fiscal years 2016, 2017, and 2018.
Capital lease obligations
The Company's capital lease obligations are for the purchase of mobile mine equipment, bear interest at approximately 3.95% per annum, and carry 36-month terms. The Company's capital lease obligations are secured by the underlying assets financed.
Secured Promissory Note
In conjunction with its January 22, 2016 acquisition of True North (see Note 3. Business combinations), the Company entered into a $12.0 million promissory note to the vendor with an annual interest rate of 4.0% (previously defined as the "Promissory Note"). The Promissory Note requires principal repayments of $4.0 million in each of the next three years on the anniversary of the closing date. Interest payments are due monthly. Klondex Canada may, at its option, repay the entire principal amount of the Promissory Note then outstanding at any time without penalty. The Promissory Note is secured against the acquisition assets and contains customary representations, covenants, and events of default, which the Company was in compliance with as of period-end.
Debt covenants
The Company's debt agreements contain certain representations and warranties, restrictions, events of default, and covenants that are customary for agreements of these types. Additionally, the Revolver contains financial covenants which require the Company to maintain a Tangible Net Worth not less than $100.0 million, a Gearing Ratio (a measure of debt to EBITDA) not greater than 4.00:1, a Cash Balance not less than $10.0 million, and a Current Ratio not less than 1.10:1 (as such terms are defined in the Revolver). The Company was in compliance with all debt covenants as of March 31, 2016 and December 31, 2015.
8. Asset retirement obligations
The Company’s asset retirement obligations are related to its mining operations, projects, and exploration activities. The Company's asset retirement obligations are estimated based upon present value techniques using market participant assumptions of expected cash flows, estimates of inflation, and a credit adjusted risk-free discount rate.

	March 31, 2016	December 31, 2015
Balance, beginning of period	$12,387	$12,032
Changes in estimates	—	(516)
Accretion expense	246	871
Additions resulting from True North Acquisition	1,793	—
Effect of foreign currency	180	—
Balance, end of period	$14,606	$12,387
As of March 31, 2016, the Company's asset retirement obligations were secured by surety bonds totaling $30.0 million, which were partially collateralized by Restricted cash totaling $12.1 million.

The following table provides a listing of the Company's asset retirement obligations by property (in thousands):

	March 31, 2016	December 31, 2015
Midas	$9,924	$9,748
Fire Creek	2,680	2,639
True North	2,002	—
	$14,606	$12,387
9. Derivatives
The following table provides a listing of the Company's derivative instruments (in thousands):

Description	Recorded Within	March 31, 2016	December 31, 2015
Gold Purchase Agreement embedded derivative	Derivative assets, current	$551	$1,466
Forward metal sales	Derivative assets, current	128	—
Gold Purchase Agreement embedded derivative	Derivative assets, non-current	1,295	4,048
		$1,974	$5,514

Gold Offering Agreement	Derivative liabilities, current	$1,506	$1,176
Forward metal sales	Derivative liabilities, current	147	—
Gold Offering Agreement	Derivative liabilities, non-current	1,511	1,599
		$3,164	$2,775
The following table lists the net amounts recorded for (Loss) gain on derivatives, net (in thousands):

	Three months ended March 31,
	2016	2015
Gold Purchase Agreement embedded derivative	$(3,386)	$197
Gold Offering Agreement	(1,171)	179
Forward metal sales	(1,087)	—
	$(5,644)	$376
Gold Purchase Agreement embedded derivative
The Company's Gold Purchase Agreement (as defined and discussed in Note 7. Debt) contains an embedded compound derivative for the: 1) prepayment option, which is at the discretion of the Company, and 2) the forward sales component, which was established on the transaction date and incorporates the then current forward gold prices. In addition to recurring fair value adjustments, gains and losses on the Gold Purchase Agreement's embedded derivative relate to the difference in the forward gold price received by the Company and the spot price of gold on each delivery date. The following table summarizes information about past and future gold deliveries under the Gold Purchase Agreement:

	Outstanding Future Deliveries			Three months ended March 31,
	2018	2017	2016	2016	2015
Gold ounces delivered	8,000	8,000	6,000	2,000	1,875
Average forward gold price	$1,369	$1,333	$1,311	$1,302	$1,293
Average gold spot price on delivery date	n/a	n/a	n/a	$1,195	$1,221
Gold Offering Agreement
In March 2011, the Company entered into a gold offering agreement, as amended in October 2011, (the "Gold Offering Agreement") which granted the counterparty the right to purchase, on a monthly basis, the refined gold produced from the Fire Creek mine for a five-year period which began in February 2013 and ends in February 2018. When/if the counterparty elects to purchase the refined gold, the purchase price is calculated as the average PM settlement price per gold ounce on the London Bullion Market Association for the 30 trading days immediately preceding the relevant purchase election date. A 1.0% discount was applicable through February 29, 2016 and no longer exists. In addition to recurring fair value adjustments, gains and losses on the Gold Offering Agreement relate to: 1) the difference in the gold price paid to the Company from the counterparty and the spot price of gold on the applicable delivery date and 2) losses incurred by the Company to net cash settle any obligations arising from the Gold Offering Agreement. The following table summarizes information about gold purchased under the Gold Offering Agreement:

	Three months ended March 31,
	2016	2015
Gold ounces purchased by counterparty	19,583	7,573
Average gold price paid to the Company	$1,100	$1,190
Average gold spot price on delivery date	$1,150	$1,232
Forward metal sales
In order to increase the certainty of expected future cash flows, from time to time the Company enters into fixed forward spot trades for a portion of its projected gold and silver sales. During the three months ended March 31, 2016, the Company entered into forward trades which covered 27,270 gold ounces and 524,616 silver ounces at average prices of $1,186 and $15.21 per ounce, respectively. These agreements are considered derivative financial instruments and during the three months ended March 31, 2016, the Company recorded a $1.1 million loss on the settlement of such instruments, which was determined by the difference in the fixed forward price received by the Company and the spot price on the applicable delivery date.
10. Fair value measurements
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets and liabilities recorded at fair value in the Condensed Consolidated Financial Statements are classified using a fair value hierarchy that reflects the significance of the inputs used in making the fair value measurements. The fair value hierarchy has the following levels:
Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for the full term of the asset or liability; and
Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are not observable.
Financial assets and liabilities are classified in their entirety based upon the lowest level of input that is significant to the fair value measurement. There were no transfers between fair value hierarchy levels during the three months ended March 31, 2016. The following table provides a listing (by level) of the Company's financial assets and liabilities which are measured at fair value on a recurring basis (in thousands):

		March 31, 2016			December 31, 2015
Assets:	Note	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Gold Purchase Agreement embedded derivative	9	$—	$1,846	$—	$—	$5,514	$—
Forward metal sales	9	—	128	—	—	—	—
		$—	$1,974	$—	$—	$5,514	$—

Liabilities:
Gold Offering Agreement	9	$—	$—	$3,017	$—	$—	$2,775
Forward metal sales	9	—	147	—	—	—	—
		$—	$147	$3,017	$—	$—	$2,775
Gold Purchase Agreement embedded derivative - This asset was valued by a third-party consultant (and reviewed by the Company) using observable inputs, including period-end forward gold prices and historic forward gold prices from the Gold Purchase Agreement's February 2014 transaction date and, as such, is classified within Level 2 of the fair value hierarchy.
Gold Offering Agreement - This liability was valued by a third-party consultant (and reviewed by the Company) using a simulation-based pricing model and is classified within level 3 of the fair value hierarchy as it incorporates an estimate of the Company's future gold production from Fire Creek, which is not an observable input, as well as quoted prices from active markets and certain observable inputs, such as, forward gold prices and the volatility of such prices.
Forward metal sales - Forward metal sales are valued using observable inputs, which are forward metal prices. Such instruments are classified within Level 2 of the fair value hierarchy.

Items disclosed at fair value - Other than the above, the carrying values of financial assets and liabilities approximate their fair values, other than Debt, which is carried at amortized cost. As of March 31, 2016, the fair value of the Gold Purchase Agreement, including the embedded features, was approximately $24.6 million.
Level 3 information
The following table provides additional detail for the Company's Level 3 financial liability (in thousands):

Gold Offering Agreement liability:	March 31, 2016
Balance at beginning of the period	$2,775
Gain from change in fair value	242
Balance at end of the period	$3,017

(Loss) gain on derivative, net:
Settlement losses	$(929)
Gain from change in fair value	(242)
$(1,171)
11. Share capital
Common shares
The authorized share capital of the Company is comprised of an unlimited number of common shares with no par value. Common shares are typically issued in conjunction with corporate financing efforts, the exercise of warrants (discussed below), and pursuant to share-based compensation arrangements.
Share Purchase Warrants
The Company has previously issued share purchase warrants in conjunction with the Midas Acquisition in 2014 (as defined in the the Company's audited Consolidated Financial Statements for the years ended December 31, 2016 and 2015, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016) and other past debt and equity financing transactions. The following table summarizes activity of the Company's warrant activity:

	March 31, 2016
Warrants	Number of Warrants	Weighted Average Exercise Price - CDN$
Outstanding, beginning of period	8,364,366	$2.07
Exercised	(122,466)	1.63
Outstanding, end of period	8,241,900	$2.08
Exercisable, end of period	8,241,900	$2.08
The following table provides a summary of the Company's outstanding warrants:

	March 31, 2016
Exercise price per share - CDN$	Number outstanding	Weighted average remaining life (years)	Weighted average exercise price - CDN$
$1.50 - $1.99	3,069,000	1.36	1.95
$2.00 - $2.49	5,172,900	12.45	2.15
	8,241,900	8.32	$2.08
12. Share-based compensation
The Company had a Share Incentive Plan (the "Legacy SIP" as defined in the Company's audited Consolidated Financial Statements for the years ended December 31, 2016 and 2015, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016) as of March 31, 2016. The Legacy SIP permitted the granting of share options (under the Share Option

Plan included in the Legacy SIP) and common share awards (under the Share Compensation Plan included in the Legacy SIP) to compensate eligible participants, which included directors, officers, employees, and service providers to the Company. The Legacy SIP was administered by the Board of Directors of the Company and subject to conditions and restrictions over award terms, grant limits, and grant prices.
Share-based compensation costs
The following table summarizes the Company's share-based compensation cost by award type (in thousands):

	Three months ended March 31,
Share-based compensation cost by award	2016	2015
Share options	$412	$506
Restricted share units - time vesting criteria	71	—
Common share awards	(28)	106
	$455	$612
The following table summarizes activity of the Company's share-based compensation by award:

	Three months ended March 31, 2016
	Restricted share units - time-based vesting(1)	Common share awards	Share options
Outstanding, beginning of year	569,469	316,838	10,193,318
Granted(4)	—	—	330,000
Forfeited	(81,133)	(62,499)	(428,890)
Vested and issued(2)	—	(91,008)	—
Exercised(3)	—	—	(1,708,283)
Expired(3)	—	—	(27,287)
Outstanding, end of period	488,336	163,331	8,358,858
(1) Includes awards with comparable terms and characteristics of RSUs, even if such awards are not called "RSUs" under the plan they were granted.
(2) Not applicable to Share options.
(3) Only applicable to Share options.
(4) Refer to the Company's audited Consolidated Financial Statements for the years ended December 31, 2016 and 2015 included in the Annual Report on Form 10-K for the year ended December 31, 2016 for details surrounding the weighted average grant- date fair value of awards granted in 2016.

13. Income taxes
Major components of our income tax (expense) / benefit for the three months ended March 31, 2016 and 2015 are as follows (in thousands):

	Three months ended March 31,
	2016	2015
Current:
Canada	$—	$—
United States	(455)	(842)
Total current income tax (expense) / benefit	(455)	(842)
Deferred:
Canada	—	—
United States	(229)	(266)
Total deferred income tax (expense) / benefit	(229)	(266)
Total income tax (expense) / benefit	$(684)	$(1,108)

14. Net (loss) income per share
Basic net income (loss) per share is calculated by dividing net income by the weighted average number of shares outstanding for the period. Diluted net income (loss) per share reflects the potential dilution that would occur if outstanding share-based instruments were executed. The following table provides computations of the Company's basic and diluted net income (loss) per share (in thousands, except per share amounts):

	Three months ended March 31,
	2016	2015
Net (loss) income	$(6,663)	$9,490
Weighted average common shares:
Basic	140,248,413	127,909,015
Effect of:
Share options	—	3,166,014
Warrants	—	1,613,281
Common share awards	—	—
Diluted	140,248,413	132,688,310
Net (loss) income per share
Basic	$(0.05)	$0.07
Diluted	$(0.05)	$0.07
For the three months ended March 31, 2016 and 2015, the impact of dilutive common share-based instruments was determined using the Company's average share price, which was CDN$3.35 and CDN$2.50, respectively.
Diluted net income per share excludes common share-based instruments in periods where inclusion would be anti-dilutive. During the three months ended March 31, 2016, the Company's basic weighted average common shares and diluted weighted average common shares were the same because the effects of potential execution was anti-dilutive due to the Company's net loss. Had the Company generated net income, during the three months ended March 31, 2016, the effects from executing 3,345,290 share options, 3,133,763 warrants, and 488,336 common share awards would have been included in the diluted weighted average common shares calculation.
15. Segment information
The Company's reportable segments are comprised of operating units which have revenues, earnings or losses, or assets exceeding 10% of the respective consolidated totals, each of which is reviewed by the Company’s Chief Executive Officer to make decisions about resources to be allocated to the segments and to assess their performance. The tables below summarize segment information:

Three months ended March 31, 2016	Fire Creek	Midas	True North	Corporate and other	Total
Revenues	$21,934	$14,507	$—	$—	$36,441
Cost of sales
Production costs	8,657	11,674	—	—	20,331
Depreciation and depletion	1,914	3,889	—	—	5,803
Write-down of production inventories	—	—	—	—	—
	11,363	(1,056)	—	—	10,307
Other operating expenses
General and administrative	161	161	—	3,096	3,418
Exploration	1,503	109	—	—	1,612
Development and projects costs	—	—	766	—	766
Asset retirement and accretion	41	176	30	—	247
Business acquisition costs	—	—	709	—	709
Provision for legal settlement	—	—	—	—	—
Loss on equipment disposal	—	—	—	—	—
Income (loss) from operations	$9,658	$(1,502)	$(1,505)	$(3,096)	$3,555
Capital expenditures	$5,456	$4,991	$1,172	$310	$11,929
Total assets	$41,919	$103,124	$38,817	$36,461	$220,321

Three months ended March 31, 2015	Fire Creek	Midas	True North	Corporate and other	Total
Revenues	$22,050	$15,874	$—	$—	$37,924
Cost of sales
Production costs	8,954	12,687	—	—	21,641
Depreciation and depletion	1,928	3,276	—	—	5,204
Write-down of production inventories	—	—	—	—	—
	11,168	(89)	—	—	11,079
Other operating expenses
General and administrative	—	—	—	2,556	2,556
Exploration	—	3,157	—	—	3,157
Development and projects costs	—	—	—	—	—
Asset retirement and accretion	14	198	—	—	212
Business acquisition costs	—	—	—	—	—
Provision for legal settlement	—	—	—	—	—
Loss on equipment disposal	—	—	—	—	—
Income (loss) from operations	$11,154	$(3,444)	$—	$(2,556)	$5,154
Capital expenditures	$3,149	$2,175	$—	$511	$5,835
Total assets	$18,473	$117,339	$—	$29,909	$165,721
16. Supplemental cash flow information
The following table provides a summary of significant supplemental cash flow information:

	Three months ended March 31,
	2016	2015
Cash paid for federal and state income taxes	$1,904	$5,895
Mineral properties, plant and equipment acquired through Promissory Note	12,000	—

17. Subsequent events
Forward Sales Contracts
In April 2016, in order to increase the certainty of its expected future cash flows, the Company entered into fixed forward spot trades for a portion of its remaining 2016 gold and silver sales. As of the preparation date of the Financial Statements, the Company had fixed forward contracts covering 67,600 ounces of gold at an average price of $1,258 per ounce and 798,500 ounces of silver at an average price of $16.71 per ounce, both of which will be physically delivered during the second, third, and fourth quarters of 2016.